Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXECUTION VERSION

AMENDMENT NO. 1

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment No. 1 to Membership Interest Purchase Agreement (this “Amendment”), dated June 5, 2019, by and among KHOD Holdings, LLC (“KHOD”), a Nevada limited liability company, and GV Health Partners, LLC (“GV Health”) a Nevada limited liability company, Liquid Marketing, LLC (“Liquid”), a Nevada limited liability company, Sagebrush CCLV, LLC (“Sagebrush”, and, together with KHOD, GV Health and Liquid, the “Sellers” and each, a “Seller”), a Nevada limited liability company, and those Persons set forth on Exhibit A of the Purchase Agreement, as defined below, (the “Members” and, together with the Sellers, the “Seller Parties”), and GTI Core, LLC, a Delaware limited liability company (“Buyer”), and Green Thumb Industries Inc., a corporation incorporated under the laws of the Province of British Columbia (“Parent”) amends that certain Agreement for Membership Interest Purchase Agreement dated November 12, 2018 (the “Purchase Agreement”) by and among the Seller Parties, Buyer and Parent. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

RECITALS

WHEREAS, the Seller Parties, Buyer and Parent are parties to the Purchase Agreement;

WHEREAS, the Seller Parties, Buyer and Parent have agreed, at the request of the Seller Parties, to make certain changes to the Purchase Agreement pursuant to the amendments set forth herein in connection with the closing of the Purchase Agreement and Buyer’s purchase of the equity interest of Integral Associates CA, LLC, a California limited liability company (“Integral California”) pursuant to a certain Membership Interest Purchase Agreement, dated as of the date hereof and attached as Exhibit A hereto (the “California Agreement”);

WHEREAS, it is the intention of the parties that the Purchase Agreement and the California Agreement will be read together and constitute a single document for the purposes of the Purchase Agreement;

WHEREAS, Section 10.09 of the Purchase Agreement provides that the Purchase Agreement can be amended, modified or supplemented, only by a written agreement of Buyer and the Seller Parties; and

WHEREAS, the undersigned desire to amend the Purchase Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, covenants, and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments.

(a) The Fourth “WHEREAS” clause in the Recital to the Purchase Agreement is hereby amended by inserting the word “Company” before the word “Interest”.

(b) The Purchase Agreement is hereby amended by adding the following “WHEREAS” clause below after the fourth “WHEREAS CLAUSE” in the Recitals to the Purchase Agreement:

“AND WHEREAS, KHOD and GV Health wish to sell to Buyer, and Buyer wishes to purchase from KHOD and GV Health, the California Interest, on and subject to the terms and conditions set forth herein and subject to the terms and conditions set forth in the California Agreement;”.

(c) The definition “Ancillary Documents” in the Purchase Agreement is hereby amended by inserting the phrase “the California Agreement, the Representation and Warranty Agreement,” after the phrase “the Closing Indebtedness Certificate,”.

(d) The definition “Escrow Agent” in the Purchase Agreement is hereby amended in its entirety as follows:

““Escrow Agent” means GLAS Americas LLC.”.

(e) The Purchase Agreement is hereby amended by adding the following definitions in Article I of the Purchase Agreement:

““California Agreement” means that certain Membership Interest Purchase Agreement attached hereto as Exhibit C.”.

“Earn-out Calculation” has the meaning set forth in Section 2.07(a)(iii).”.

““Milestone Allocation Schedule” means, in the event of a Milestone Payment or Earn-Out Payment, an allocation schedule delivered to Parent and Buyer from the Sellers setting forth the Persons receiving a portion of such Milestone Payment or Earn-out Payment and the number of shares each such Person is receiving.”.

“Milestone Calculation” has the meaning set forth in Section 2.07(b)(iii).”

““Representation and Warranty Agreement” means that certain Representation And Warranty Condition, Indemnification And Amendment Agreement attached hereto as Exhibit D.”.

(f) Section 2.07(a)(iii) of the Purchase Agreement is hereby amended in its entirety as follows:

“(iii) Any Earn-out Payment that Buyer is required to pay pursuant to Section 2.07(a) hereof shall be paid in full no later than 60 days following the last day of the Calculation Period, or 30 Business Days following the date upon which the determination of Earn-out Adjusted EBITDA for the Calculation Period becomes final and binding upon the parties as provided in Section 2.07(a)(ii) (including any final resolution of any dispute raised by Sellers’ Representative in an Earn-out Calculation Objection Notice), if such date is on or after the 45th day or after the end of the Calculation Period in each case as directed by the Sellers’ Representative in writing. Within seven Business Days of receiving the Earn-out Calculation from Buyer, Sellers shall deliver to Buyer and Parent a Milestone Allocation Schedule setting forth the recipients of the GTI Shares to be issued pursuant to such any Earn-Out Payment (which shall include any payments owed by Sellers pursuant to that certain Incentive Agreement by and among KHOD, GV Health, Sagebrush, Liquid Marketing and [***] dated October 18, 2018). The Sellers shall also deliver to Buyer and Parent a direction letter, in the form of direction letter delivered by Sellers to Buyer and Parent at Closing in connection with the payment of the Purchase Price, including (i) representations and warranties to Buyer and Parent that, other than as set forth on the Milestone Allocation Schedule, no other Person is entitled to receive any of such GTI Shares, and (ii) a full indemnification of Buyer and Parent relating to the issuance of the GTI Shares pursuant to the Milestone Allocation Schedule. If such Milestone Allocation Schedule and accompanying direction letter are not received by Buyer and Parent within seven Business Days of receiving the Earn-out Calculation, Parent shall instead issue the GTI Shares pursuant to the Proportionate Share of each Seller; provided that, if a Change of Control occurs prior to payment thereof, then the Parent shall pay the Earn-out Payment in the Change of Control Equivalent for each such GTI Share. For the purposes of determining the number of GTI Shares payable pursuant to the Earn-out Payment (the “Earn-out Calculation”), Buyer shall use the greater of (i) VWAP with the VWAP End Date of the last day of the Calculation Period or (ii) the lowest price per share after applying the maximum discount permitted by the policies of the CSE; provided that Parent will provide notice to obtain price protection and shall use commercially reasonable efforts to obtain such price protection including, if necessary, applying for a waiver from the policies of the CSE so that the GTI Shares will be issued at the price in (i). The price per GTI Share shall be converted from Canadian Dollars to Dollars pursuant to the exchange rate published by the Wall Street Journal on the VWAP End Date.”

(g) Section 2.07(b)(i) of the Purchase Agreement is hereby amended in its entirety as follows:

“(b) Milestone Payments.

(i) As additional consideration for the Interest, at the times specified in 2.07(b)(ii) below, Buyer and Parent shall pay to Sellers, as instructed by Sellers’ Representative on the Milestone Allocation Schedule, the following additional amounts (each a “Milestone Payment”), upon the awarding of any of the [***] licenses referred to in (A)-(F) below on or before March 31, 2019 for Section 2.07(b)(i)(A) and December 31, 2019 for Section 2.07(b)(i)(B) and, for Sections 2.07(b)(i)(C)-(D), on or before the date specified in each such section (each, a “Milestone Event”):

[***]

[***]

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[***]

(h) The first sentence of Section 2.07(b)(iii) of the Purchase Agreement is hereby amended by adding the phrase “(the “Milestone Calculation”) after the phrase “the award of a conditional license”.

(i) The Purchase Agreement is hereby amended by adding the following Section 2.07(b)(vi):

“Within seven Business Days of receiving the Milestone Calculation from Buyer, Sellers shall deliver to Buyer and Parent a Milestone Allocation Schedule. The Sellers shall also deliver to Buyer and Parent a direction letter, in the form of direction letter delivered to Buyer and Parent at Closing, including (i) representations and warranties to Buyer and Parent that, other than as set forth on the Milestone Allocation Schedule, no other Person is entitled to receive any of such GTI Shares, and (ii) a full indemnification of Buyer and Parent relating to the issuance of the GTI Shares pursuant to the Milestone Allocation Schedule.. If such Milestone Allocation Schedule and accompanying direction letter are not received by Buyer and Parent within seven Business Days of receiving the Milestone Calculation, Parent shall instead issue the GTI Shares pursuant to the Proportionate Share of each Seller.”

(j) The Purchase Agreement is hereby amended by adding the following Section 2.07(f):

“Notwithstanding the foregoing, no Seller shall be entitled to a Milestone Payment for receipt of a [***] license pursuant to this Agreement if such Seller is entitled to a Milestone Payment for receipt of such [***] license under the California Agreement. Notwithstanding that Liquid and Sagebrush are not a party to the California Agreement, the Milestone Allocation Schedule (as defined in the California Agreement) set forth in, or required to be delivered pursuant to, the California Agreement shall be consistent with the Proportionate Share set forth in this Agreement and shall be timely delivered.”

(k) The Purchase Agreement is hereby amended by adding the following Section 5.19:

“All representations, warranties, conditions and covenants of KHOD, GV Health and any other Seller Party (as such term is defined in the California Agreement) set forth in the California Agreement are hereby incorporated and made part of this Agreement as if set forth in this Agreement.”.

(l) The Purchase Agreement is hereby amended by adding the following Section 5.20:

“Subject to Alex’s consent, within three business days following the annual and special meeting of shareholders of Parent to be held on June 12, 2019 or any adjournment or postponement thereof, the board of directors of Parent shall deliver executed resolutions appointing Alex to the board of directors of Parent.”.

(m) Section 6.03 of the Purchase Agreement is hereby amended by adding the following Section 6.03(b) at the end of such section:

“(b) KHOD and GV Health shall, jointly and severally, indemnify the Company, Buyer, and each Buyer Indemnitee and hold them harmless from and against any Loss attributable to any State of California Taxes or tax penalties paid by the Company, Buyer, or any Buyer Indemnitee, including any reasonable out-of-pocket fees and expenses (including reasonable attorneys’ and accountants’ fees), incurred in connection with the California Agreement or the transactions therewith or in connection with the manner of the allocation of purchase price set forth in this Agreement.”.

(n) Section 6.08(a) of the Purchase Agreement is hereby amended in its entirety as follows:

“Notwithstanding anything in this Agreement to the contrary, (i) any amounts payable to Buyer or Parent pursuant to this Article VI related to federal income tax liabilities arising out of or attributable to any Pre-Closing Tax Periods or the Straddle Period shall be satisfied solely by the Members, without consideration for the limitations of liability set forth in Article VIII, and (ii) KHOD and GV (and solely for this purposes of this Section 6.08(a)(ii), the Members who are listed below such Sellers’ names on Exhibit A shall be jointly and severally liable with such Seller, and Alex shall be deemed to be a Member listed under the name of KHOD and Brian shall be deemed to be a Member listed under the name of GV Health) shall be directly responsible for any amounts payable to the Company, Buyer, or any Buyer Indemnitee pursuant to Section 6.03(b), without consideration for the limitations of liability set forth in Article VIII.”.

(o) Section 7.03(n) of the Purchase Agreement is hereby deleted in its entirety.

(p) Sections 8.02(a) and 8.02(b) of the Purchase Agreement are hereby amended by adding the phrase “or the California Agreement” after the phrase “this Agreement”.

(q) The Purchase Agreement is hereby amended by adding the following Section 8.02(c):

“any Indemnified Claims (as defined in the Representation and Warranty Agreement).”.

(r) Section 8.04(c) is hereby amended in its entirety as follows:

“Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply in respect of any particular Seller, on the one hand, and Buyer, on the other hand, to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty by such Seller of Section 3.01, Section 3.02, Section 3.03 or Section 3.24, or by such Seller of Section 3.01, Section 3.02, Section 3.03 or Section 3.07 of the California Agreement or by Parent and/or Buyer of Section 4.01, Section 4.02, Section 4.05 and Section 4.18, or to Losses contemplated in Section 8.02(c), or to Losses due to fraud or willful misconduct of Seller or Buyer and/or Parent, as applicable.”.

(s) The Purchase Agreement is hereby amended by adding the following Section 8.04(i):

“Notwithstanding the foregoing, the aggregate payments to the Buyer Indemnitees pursuant to Section 8.02(c) shall be limited to the Cap and shall be reduced by an amount equal to any amounts received by any such Buyer Indemnitee under the Representation and Warranty Agreement for such Loss.”.

(t) The Purchase Agreement is hereby amended by attaching the California Agreement as “Exhibit C” thereto and by attaching the Representation and Warranty Agreement as “Exhibit D” thereto.

2. Timing of the Amendment. This Amendment shall take effect immediately prior to the Closing. In the event the California Agreement does not close on the date hereof, the parties hereto agree that this Amendment shall be null and void and shall be deemed to not have amended the Purchase Agreement.

3. Effect of Amendment. Except as specifically set forth in this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms. All other sections, paragraphs, provisions, and clauses in the Purchase Agreement not expressly modified above remain in full force and effect as originally written. Any sections of the Purchase Agreement that are deleted in their entirety pursuant to this Amendment shall be replaced with the word “RESERVED” while retaining such deleted section’s section numbering.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove written.

KHOD HOLDINGS, LLC

[***]

GV HEALTH PARTNERS, LLC

[***]

SAGEBRUSH CCLV LLC

[***]

LIQUID MARKETING, LLC

[***]

[Signature Page to Amendment No. 1 to Membership Interest Purchase Agreement]

[***]

GTI CORE, LLC

[***]

GREEN THUMB INDUSTRIES INC.

[***]

[Signature Page to Amendment No. 1 to Membership Interest Purchase Agreement]

Exhibit “A”

[***]

Exhibit “B”

Sample Balance Sheet Calculation

[***]

Exhibit “C”

California Membership Interest Purchase Agreement

EXECUTION VERSION

CALIFORNIA MEMBERSHIP INTEREST PURCHASE AGREEMENT

This CALIFORNIA MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is dated as of June 5, 2019 and is among KHOD HOLDINGS, LLC, a Nevada limited liability company (“KHOD”), and GV HEALTH PARTNERS, LLC, a Nevada limited liability company (“GV Health”, and together with KHOD, “Sellers” and each, a “Seller”), those Persons set forth on Exhibit A (the “Members” and, together with Sellers, the “Seller Parties”), and GTI CORE, LLC, a Delaware limited liability company (“Buyer”), and GREEN THUMB INDUSTRIES INC., a corporation incorporated under the laws of the Province of British Columbia (“Parent”).

WHEREAS, each Seller owns the percentage of the membership interest (the “Interest”) of Integral Associates CA, LLC (the “Company”) as set forth by such Seller’s name on Exhibit A and, together, Sellers own all of the outstanding Interest;

WHEREAS, each Member owns the percentage of the membership interest of the applicable Sellers as set forth on Exhibit A hereto; and

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Interest, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. The following terms have the meanings specified or referred to in this Section 1.01:

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois and Las Vegas, Nevada are authorized or required by Law to be closed for business.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Ancillary Documents” means the Interest Assignment and any other document required to be delivered by Seller Parties or Sellers’ Representative pursuant to this Agreement.

“Change of Control” means any consolidation, amalgamation, arrangement, take-over bid, tender offer, business combination, merger, redemption, compulsory acquisition or similar transaction of or involving the GTI Shares, alone or as a series of related transactions pursuant to or as a result of which, (i) a party, alone or in concert with others, acquires such numbers of securities of Parent such that such party owns or controls all or substantially all of the votes attached to all of the outstanding securities of Parent, and (ii) holders of GTI Shares receive directly or indirectly cash, shares or other securities or property (or any combination thereof) with respect to or in exchange for GTI Shares.

“Change of Control Equivalent” means cash, shares or other securities or property (or any combination thereof) which holders of GTI Shares receive directly or indirectly with respect to or in exchange for GTI Shares pursuant to or as a result of a Change of Control.

“Company Parties” means, collectively, the Company and all Subsidiaries.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“GTI Shares” means subordinate voting shares of Parent or such other securities of Parent into which such GTI Shares are converted, exchanged, reclassified or otherwise changed from time to time.

“Knowledge of Sellers” or “Sellers’ Knowledge” or any other similar knowledge qualification, means the actual knowledge of each Member (including in their individual capacity, if applicable) in each case after reasonable inquiry within the Company Parties and Seller Parties.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, with or without the lapse of time, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company Parties or the Parent, as applicable, in each case on a consolidated basis, or (b) the ability of Sellers to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Parties or the Parent operates, as applicable, on a consolidated basis; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws (including the interpretation thereof) or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company Parties compared to other participants in the industries in which the Company Parties or the Parent, as applicable, conducts its businesses on a consolidated basis, but only to the extent of such disproportionate effect.

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“Milestone Calculation” has the meaning set forth in Section 2.02(e).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Sellers’ Representative” means Alejandro Yemenidjian, as a representative of Sellers.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“VWAP” means the volume weighted average of the sale price of the GTI Shares on the principal securities exchanges on which the GTI Shares are at the time listed, averaged over twenty (20) consecutive trading days, ending on the VWAP End Date.

“VWAP End Date” means the final trading day used to calculate any such VWAP.

ARTICLE II

PURCHASE AND SALE

Section 2.01    Purchase and Sale. On terms and subject to the conditions in this Agreement, Sellers hereby sell to Buyer, and Buyer hereby purchases from Sellers the Interest, free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02    Purchase Price. The purchase price for the Interest (the “Purchase Price”) shall consist of the Initial Consideration and the Milestone Payments.

(a)        The “Initial Consideration” shall consist of:

(i)        512,209 GTI Shares, delivered at the Closing.

(b)        The “Milestone Payments” shall consist of:

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(c)        If a Milestone Event occurs, Seller’s Representative shall promptly notify Buyer that the Milestone Event has occurred. In respect of any such Milestone Event, Buyer or Parent shall pay to Sellers, as instructed by Sellers’ Representative, the applicable Milestone Payment, in GTI Shares (provided that, if a Change of Control occurs prior to such payment, then Buyer or Parent shall pay such Milestone Payment in the Change of Control Equivalent for each such GTI Share) on the tenth Business Day following the occurrence of the applicable Milestone Event.

(d)        Within seven Business Days of receiving the Milestone Calculation from Buyer, Sellers shall deliver to Buyer and Parent an allocation schedule setting forth the recipients of the GTI Shares to be issued pursuant to any such Milestone Payment (the “Milestone Allocation Schedule”). The Sellers shall also deliver to Buyer and Parent a direction letter, in the form of direction letter delivered by Sellers to Buyer and Parent at Closing in connection with the payment of the Purchase Price, including (i) representations and warranties to Buyer and Parent that, other than as set forth on the Milestone Allocation Schedule, no other Person is entitled to receive any of such GTI Shares, and (ii) a full indemnification of Buyer and Parent relating to the issuance of the GTI Shares pursuant to the Allocation Schedule. If such Milestone Allocation Schedule and accompanying direction letter are not received by Buyer and Parent within seven Business Days of receiving the Milestone Calculation, Parent shall instead issue 50% of such GTI Shares to KHOD and 50% to GV Health.

(e)         To determine the number of GTI Shares (or the Change of Control Equivalent for each such GTI Share) payable to Sellers for any such Milestone Event if such Milestone Event is the award of a conditional license (the “Milestone Calculation”), the parties shall use the greater of (i) VWAP, with the VWAP End Date being the date of the Milestone Event or the next Business Day following the day of a Milestone Event, if such Milestone Event takes place on a day that is not a Business Day or (ii) the lowest price per share after applying the maximum discount permitted by the policies of the CSE; provided that Parent will provide notice to obtain price protection and shall use commercially reasonable efforts to obtain such price protection including, if necessary, applying for a waiver from the policies of the CSE so that the GTI Shares will be issued at the price in (i). If the Milestone Event takes place over several days, the final day of the Milestone Event shall be the VWAP End Date, or the next Business Day following such final day of such Milestone Event, if such day is not a Business Day. Notwithstanding the foregoing, if a Change of Control occurs prior to any particular Milestone Event, the VWAP End Date for such Milestone Event and each Milestone Event thereafter shall be the date of such Change of Control. The price per GTI Share shall be converted from Canadian Dollars to Dollars pursuant to the exchange rate published by the Wall Street Journal on the VWAP End Date. In the event of a Balance Payment pursuant to Section 2.02(b)(ii), the same number of GTI Shares (or if a Change of Control occurs prior to payment, the Change of Control Equivalent for each such GTI Share) shall be payable as were payable for the applicable Milestone Event.

(f)        In the event the change of control of a Company Party pursuant to this Agreement jeopardizes such Company Party’s ability to retain either a conditional or final license in California, Buyer and Sellers’ Representative shall work together in good faith to ensure that Buyer receives the economic benefits equivalent to the economic benefits it would have received if it, or its Subsidiary, had owned the license so long as such agreement is in compliance with all applicable Laws, except for Laws pertaining to the US federal regulation of cannabis, and receives any and all material applicable government approvals.

Section 2.03    Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Interest contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Central time on the date hereof at the Chicago, Illinois offices of Dentons US LLP, or at such other

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time or on such other date or at such other place as Sellers and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.04    Transactions to be Effected at the Closing.

(a)        At the Closing, Buyer and Parent shall deliver to Sellers’ Representative: (i) the Initial Consideration, and (ii) all other agreements, documents, instruments or certificates reasonably requested by Sellers.

(b)        At the Closing, Sellers shall deliver to Buyer: (i) a document evidencing assignment of the Interest (the “Interest Assignment”); ( (ii) all other agreements, documents, instruments or certificates reasonably requested by Buyer.

Section 2.05    Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Sellers hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller severally, and not jointly and severally, represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01    Authority of Sellers and Members.

(a)        It is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Nevada and has full power and authority to enter into this Agreement and the Ancillary Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b)        All of its Members have the individual power and capacity to enter into this Agreement and the Ancillary Documents to which such Member is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(c)        The execution and delivery by it and its Members of this Agreement and any Ancillary Document to which it and/or its Member is a party, the performance by it and/or its Member of its obligations hereunder and thereunder, and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by it and its Members. This Agreement has been duly executed and delivered by it and its Members, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of them enforceable against each of them in accordance with its terms subject to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction. When each other Ancillary Document to which such it or its Members is or will be a party has been duly executed and delivered by it or its Member (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of it or its Member enforceable against it or its Member in accordance with its terms. All actions taken by it in connection with this Agreement and the Ancillary Documents will be duly authorized on or prior to the Closing by the applicable Member.

Section 3.02    Organization, Authority and Qualification of the Company. The Company and each of its Subsidiaries is a limited liability company duly organized, validly existing and in good

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standing under the Laws of the state of California and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each Company Party is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary except where failure to be so licensed or qualified would not have a Material Adverse Effect. All actions taken by the Company Parties in connection with this Agreement and the Ancillary Documents will be duly authorized on or prior to the Closing.

Section 3.03    Capitalization.

(a)        The authorized equity of the Company consists solely of membership interest, of which, at the date hereof, 100% of the membership interest of the Company is issued and outstanding and constitutes all of the Interest. Except for the Interest, there is no membership interest of the Company issued and outstanding or has ever been issued and outstanding.

(b)        All of the Interest outstanding on the date hereof are duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Sellers, free and clear of all Encumbrances. Such Seller owns all of the Interest set forth next to such Seller’s name on Exhibit A and upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Interest owned by such Seller, free and clear of all Encumbrances, and Buyer shall own all of the issued and outstanding membership interest of the Company. None of the Interest is, or ever has been, evidenced by a membership interest certificate.

(c)        All of the Interest was issued in compliance with applicable Laws. None of the Interest was issued in violation of any agreement, arrangement or commitment to which Sellers or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(d)        There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the membership interest or equity of any Company Party or obligating Sellers or any Company Party to issue or sell any membership interest of, or any other interest in, any Company Party. No Company Party has any outstanding or authorized any membership interest appreciation, phantom equity, profit participation or similar rights. There are no voting trusts, interestholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Interest or the equity of any Subsidiary.

Section 3.04    No Subsidiaries. A list of all subsidiaries of the Company (such subsidiaries, the “Subsidiaries”) is set forth below. Each Subsidiary is wholly owned by the Company. The Company does not own or have any interest in any shares or have an ownership interest in any other Person other than the Subsidiaries. The Company owns all of its equity interest in the Subsidiaries free and clear of all Encumbrances. The Subsidiaries of the Company are:

(a)        Essence WeHo, LLC

(b)        Essence DTLA, LLC

(c)        Essence La Cienega, LLC

(d)        Essence Melrose, LLC

(e)        Essence CC, LLC

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(f)        Ant Distribution, LLC

(g)        Integral Associates Dena, LLC

(h)        Integral Associates California, LLC

Section 3.05    No Conflicts; Consents. The execution, delivery and performance by such Seller of this Agreement and the Ancillary Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of organization, operating agreement or other organizational documents of any Company Party; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Sellers or any Company Party, except for Laws pertaining to the US federal regulation of cannabis; (c) except as described in writing to Buyer, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which such Seller or any Company Party is a party or by which such Seller or any Company Party is bound or to which any of their respective properties and assets are subject or any Permit affecting the properties, assets or business of the Company except in the cases of (b) and (c) where the violation, breach, default or acceleration would not have a Material Adverse Effect; or (d) result in the creation or imposition of any Encumbrance other than those Encumbrances permitted by Buyer on any properties or assets of any Company Party. Except as specifically disclosed in writing to Buyer, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Sellers or any Company Party in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.06    No Operations. Since their formation, none of the Company or the Subsidiaries have conducted any material business or operations. No Company Party currently has or ever had any employees or Liabilities. No Company Party holds any assets other than a conditional retail cannabis licenses for Essence WeHo, LLC. No Company Party leases or owns any real property.

Section 3.07    Legal Proceedings; Governmental Orders; Compliance with Laws; Permits.

(a)        There are no Actions pending or, to Sellers’ Knowledge, threatened (a) against or by any Company Party affecting any of its properties or assets (or by or against Sellers or any affiliate thereof and relating to the Company); or (b) against or by the Sellers or any affiliate of Sellers that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Sellers’ Knowledge, no event has occurred or circumstances exist that, to Sellers’ Knowledge, would reasonably be expected to give rise to any such Action.

(b)        There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting any Company Party or any of their properties or assets.

(c)        Except for Laws pertaining to the US federal regulation of cannabis, each Company Party has complied, and is now complying, in all material respects, with all Laws applicable to it or its business, other properties or assets, except where failure to comply with such Laws would not have a Material Adverse Effect.

(d)        All Permits required for the Company Parties to conduct their business have been obtained by it and are valid and in full force and effect except where the failure to obtain or maintain such Permit would not have a Material Adverse Effect. All fees and charges with respect

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to such Permits as of the date hereof have been paid in full. To the Sellers’ knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit held by a Company Party where such revocation, suspension, lapse or limitation would have a Material Adverse Effect.

Section 3.08    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Ancillary Document based upon arrangements made by or on behalf of Sellers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Parent and Buyer jointly and severally represent and warrant to Sellers that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01    Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 4.02    Organization, Authority and Qualification of Parent. Parent is a corporation organized, validly existing and in good standing under the Laws of the Province of British Columbia and has the requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The execution and delivery by Parent of this Agreement and any Ancillary Document to which Parent is a party, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms. When each Ancillary Document to which Parent is or will be a party has been duly executed and delivered by Parent (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Parent enforceable against it in accordance with its terms.

Section 4.03    No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as described in writing to Sellers’ Representative, require the consent, notice or other action by any Person under any Contract to which Buyer is a party.

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Except as described in writing to Sellers’ Representative, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Ancillary Document based upon arrangements made by or on behalf of Sellers.

ARTICLE V

MISCELLANEOUS

Section 5.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.02):

If to Sellers:	c/o Sellers’ Representative
[***]
[***]
Attention: Alex Yemenidjian

with a copy to:	Fasken Martineau DuMoulin LLP
333 Bay Street, Suite 2400
Toronto, Ontario M5H 2T6
Attention: Rubin Rapuch

If to Buyer:	Green Thumb Industries Inc.
325 W. Huron Street, Suite 412
Chicago, Illinois 60654

Attention: Chief Financial Officer

with a copy to:	Dentons US LLP
233 S. Wacker Drive, Suite 5900
Chicago, IL 60606
Attention: Ross Docksey

Section 5.03    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to articles, sections and exhibits mean the articles and sections of, and exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof

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and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 5.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.05    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 5.06    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 5.07    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.08    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Buyer and the Seller Parties. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving (and, in the case of the Seller Parties, the Sellers’ Representative). No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.09    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)        ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY

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FEDERAL COURT WITHIN THE STATE OF DELAWARE), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.09(c).

Section 5.10    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Law or in equity.

Section 5.11    Several Obligations. All representations, warranties, covenants, obligations and liabilities of Sellers in this Agreement or any document or agreement delivered pursuant to this Agreement, are several, and not joint and several, representations, warranties, covenants, obligations and liabilities of Sellers. No Seller will be liable for any act, omission, default or conduct by any other Seller(s).

Section 5.12    Joint and Several Obligations of Buyer and Parent. All representations, warranties, covenants, obligations, acknowledgements, agreements and liabilities given by Buyer and/or Parent in this Agreement or any document or agreement delivered pursuant to this Agreement, are joint and several representations, warranties, covenants, obligations, acknowledgements, agreements and liabilities of Buyer and Parent. For certainty, where any representation, warranty, covenant, obligation, acknowledgement, agreement or liability is given by Buyer or Parent, such representation, warranty, covenant, obligation, acknowledgement, agreement and liability shall be the joint and several representation, warranty, covenant, obligation, acknowledgement, agreement and liability of both Buyer and Parent. Each of Buyer and Parent hereby waives any rule or principle of law which could restrict, or release Buyer or Parent from, the enforcement of its covenants and obligations as a joint and several representor, warrantor or obligor under this Agreement.

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Section 5.13    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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lN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KHOD HOLDINGS, LLC

[***]

GV HEALTH PARTNERS, LLC

[***]

[Signature Pages to Membership Interest Purchase Agreement]

[***]

GTI CORE, LLC

[***]

GREEN THUMB INDUSTRIES INC.

[***]

[Signature Pages to Membership Interest Purchase Agreement]

By signing below, Alejandro Yemenidjian accepts the appointment as the Sellers’ Representative from the date hereof:

[***]

[Signature Pages to Membership Interest Purchase Agreement]

Exhibit A

Members

[***]

Exhibit “D”

Representation and Warranty Agreement

EXECUTION VERSION

REPRESENTATION AND WARRANTY

CONDITION, INDEMNIFICATION, AND AMENDMENT AGREEMENT

This REPRESENTATION AND WARRANTY CONDITION, INDEMNIFICATION, AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into effective as of June 5, 2019 (the “Effective Date”) by and among KHOD Holdings, LLC, a Nevada limited liability company (“KHOD”), GV Health Partners, LLC, a Nevada limited liability company (“GVHP”), Sagebrush CCLV LLC, a Nevada limited liability company (“Sagebrush”), Bert Adams, an individual (“Mr. Adams”), Liquid Marketing, LLC, a Nevada limited liability company (“Liquid”), Lucienne Adams, an individual (“Ms. Adams”), Integral Associates, LLC, a Nevada limited liability company (“Integral”), CCLV Manufacturing Center LLC, a Nevada limited liability company (“CCLV”), CCLV Production LLC, a Nevada limited liability company (“CCLVP”), GTI Core, LLC, a Delaware limited liability company (“GTI Core”), and Green Thumb Industries Inc., a corporation incorporated under the laws of the Province of British Columbia (“GTI Inc.”). The forgoing parties are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.        KHOD, GVHP, Sagebrush, Liquid, Integral, CCLV, CCLVP, Mr. Adams and Ms. Adams are parties to that certain Integral Contribution Agreement dated October 18, 2018 (as amended, modified, supplemented or waived from time to time in accordance with its terms (the “Contribution Agreement”)), pursuant to which Sagebrush and Liquid are required, on the consummation of the transactions contemplated thereunder, to collectively contribute 100% of the limited liability company membership interests in CCLV to Integral. CCLV owns 100% of the limited liability company membership interests in CCLVP. Capitalized terms referred to in this Agreement in the context of the Contribution Agreement and not defined herein shall have the same meaning as defined in the Contribution Agreement.

B.        KHOD, GVHP, Sagebrush, Liquid, GTI Core, and GTI Inc. are parties to that certain Membership Interest Purchase Agreement dated November 13, 2018 (as amended, modified, supplemented or waived from time to time in accordance with its terms (the “MIPA”)), pursuant to which GTI Core will acquire from KHOD, GVHP, Sagebrush, and Liquid, on the consummation of the transactions contemplated thereunder, 100% of the limited liability company membership interests in Integral. Capitalized terms referred to in this Agreement in the context of the MIPA and not defined herein shall have the same meaning as defined in the MIPA.

C.        The Contribution Agreement defines “License Agreement” to mean that certain Second Amended and Restated Intellectual Property License Agreement dated as of January 1, 2018 among CCLV, Neema Samari-Kermani (“Kermani”) and Jeffry S. Buchman (“Buchman”).

D.        Exhibit A attached hereto sets forth certain representations and warranties of CCLV, CCLVP, Liquid and Sagebrush (collectively, the “CCLV Parties”) contained in the Contribution Agreement, numbered to correspond to the applicable sections thereof. Among other conditions, the Closing under the Contribution Agreement and consummation of the transactions thereunder is subject to the condition precedent that all such representations and warranties of the CCLV Parties shall be true and correct in all material respects as of the Closing Date thereunder.

E.        Article III of the MIPA contains representations and warranties of the Sellers thereunder, including a representation and warranty in Section 3.12(g) of the MIPA that there are no Actions pending or threatened with respect to the violation by Integral of the Intellectual Property of any Person; and a representation and warranty in Section 3.17 of the MIPA that there are no Actions pending or threatened (a) against any Company Party affecting any of its properties or assets (or by or against Sellers or any Affiliate thereof and relating to the Company), or (b) against or by the Sellers or any Affiliate of Sellers that challenges or seeks to prevent, enjoy or otherwise delay the transactions contemplated by the MIPA. Among other conditions, GTI Core’s obligations to consummate the MIPA Closing are subject to the conditions that the representations and warranties of the Sellers contained in the MIPA shall be true and correct in all material respects and that no Action shall have been commenced against GTI Core, the Sellers, or Integral which would prevent the Closing.

F.        Subsequent to the execution of the Contribution Agreement and the MIPA by the parties thereto, CCLV received notice of threatened litigation as set forth on Exhibit B attached hereto, including a draft Complaint naming Integral and GTI Inc. as real parties in interest in such threatened litigation (the [***]) and as set forth on Exhibit C attached hereto (the [***] and together with the [***], collectively, the “Threatened Litigation”) with respect to claims by [***]. CCLV disclosed the Threatened Litigation to Integral, and Integral disclosed the same to GTI Core pursuant to
Section 5.05(a) of the MIPA.

G.        Sagebrush and Liquid delivered drafts of CCLV Disclosure Schedules to GTI Core and GTI Inc. pursuant to the MIPA that also disclose (among other things) certain [***] the possible [***], the [***] and Sagebrush and Liquid have also informed GTI Core and GTI Inc. of [***] (collectively, the “CCLV Disclosures”).

H.        Section 5.15 of the MIPA requires KHOD and GVHP to consult with GTI Core if any event occurs that would result in the failure to satisfy a closing condition in favor of Integral in the Contribution Agreement (referred to as the Cannabiotix Acquisition Agreement therein).

I.        Other parties to the MIPA include Alejandro “Alex” Yemenidjian (in his capacity as grantor of the Yemenidjian Living Trust, individually, and as the “Sellers’ Representative” thereunder), Armen Yemenidjian, individually, and Brian Greenspun, individually and as Trustee of the Brian L. Greenspun Separate Property Trust (collectively, the “Other Integral Parties”).

J.        The Parties hereto desire to enter into this Agreement with respect to the forgoing matters for the purposes set forth below.

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AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties hereby agrees as follows:

1.          Notice of Threatened Litigation and CCLV Disclosures. All Parties acknowledge that they have received written notice [***] pursuant to the disclosure requirements of the Contribution Agreement and the MIPA. The CCLV Parties further represent and warrant that they have engaged legal counsel to attempt to settle or otherwise resolve such threatened litigation at their cost and expense, although such threatened litigation has not been settled or otherwise resolved as of the date of this Agreement. The Indemnitors (as defined below) hereby represent and warrant that the CCLV Parties have not been served with and have no knowledge of any other lawsuits, threatened lawsuits, claims, charges, disputes, disciplinary actions, regulatory charges, or complaints of any kind, whether at law or equity, formal or informal.

2.          Failure of Representations and Warranties and Waiver of Conditions Precedent. All Parties acknowledge that there may be the failure of one or more conditions precedent to the Closing of the Contribution Agreement and/or the MIPA as a result of the Threatened Litigation and/or the CCLV Disclosures. Notwithstanding the potential or actual failure of such conditions precedent, each benefited Party hereby elects to waive such conditions precedent and to proceed to consummate, first, the Closing under the Contribution Agreement and, second, following the joinder of Sagebrush and Liquid as Sellers and [***] as Members to the MIPA, the Closing under the MIPA. Notwithstanding anything set forth in the Contribution Agreement or the MIPA to the contrary, such waiver is applicable only to the failure of such respective conditions to Closing for the purpose of consummating such Closings, and is not a waiver or release of any claims, demands, actions, causes of action, lawsuits, arbitrations, or litigation, of any nature, whether at law or in equity (collectively, “Claims”) of a waiving Party arising out of any failure of such conditions to Closing or any of their rights or remedies under the Contribution Agreement, the MIPA, or any other agreement between any of the Parties or the Other Integral Parties related to the transactions contemplated by the Contribution Agreement or MIPA. Such waiver is not intended to, and shall not be deemed to, waive any right of any waiving Party or any Other Integral Parties to recover, pursuant to the terms of the Contribution Agreement or MIPA, any loss, cost, damage, liability, or expense, including, without limitation, reasonable attorneys’ fees and costs (collective, “Losses”) suffered or incurred by such waiving Party as a result of any such Claims.

3.          Indemnity.

(a)        Sagebrush and Liquid (collectively, the “Indemnitors”), together with [***], confirm and ratify their respective indemnification obligations to the extent set forth in the Contribution Agreement for the benefit of the Integral Parties (as such term is defined in the Contribution Agreement, as amended herein) and the MIPA for the benefit of the Buyer Indemnitees (as defined in the MIPA) in connection with or arising out of (i) the [***] Threatened Litigation (including, without limitation, with respect to the License Agreement), the [***], or any other Claims of [***]

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or any related or affiliated entity or person directly relating to the Threatened Litigation and (ii) the other CCLV Disclosures (collectively, “Indemnified Claims”); provided that the confirmations and ratifications in this Section 3(a) (and only this Section 3(a)) shall not be deemed to increase the indemnification obligations or liabilities of any party beyond the obligations and liabilities set forth in the Contribution Agreement and/or MIPA, as applicable, subject to Section 2 of this Agreement.

(b)         From and after the Closing under the Contribution Agreement, at which time Integral will own 100% of CCLV, the Indemnitors agree, jointly and severely, to indemnify, defend, and hold KHOD, GVHP, Integral, CCLV, GTI Core, GTI Inc., any other Buyer Indemnitee, or any of the Other Integral Parties (collectively, the “Indemnified Parties”) harmless for any Losses suffered or incurred by Indemnified Parties in connection with any Indemnified Claims (along with the indemnification obligations pursuant to the Contribution Agreement and pursuant to the MIPA, collectively, their “Indemnification Obligations”), subject to Section 4.1. of the Contribution Agreement Notwithstanding anything set forth in the Contribution Agreement or the MIPA to the contrary, the Indemnification Obligations of the Indemnitors with respect to the Indemnified Claims shall apply to the first dollar of Losses suffered or incurred by any Indemnified Parties thereunder, without regard to any Basket Amount set forth in the Contribution Agreement or Deductible set forth in the MIPA.

(c)         The indemnity obligations set forth in Section 3(b) shall be subject to Section 4.3 of the Contribution Agreement, provided, however, that notwithstanding the provisions of Section 4.3 of the Contribution Agreement, the Indemnitors may not settle any of the following third party Indemnified Claims without the written consent of GTI Inc. if [***].

(d)         Payments pursuant to Section 3(b) with respect of any Losses shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment that the Indemnified Party would have been entitled to receive with respect of any such claim pursuant to CCLV’s insurance policies in existence immediately prior to the date hereof if such policies had been maintained and in effect at the time of the claim and if the Indemnified Party had taken actions reasonably required to received payment pursuant to such policies.

(e)         Payments to any Indemnified Party pursuant to Section 3(b) shall be reduced by an amount equal to any amounts received by such Indemnified Party under the Contribution Agreement and/or the MIPA.

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4.          Escrow for Indemnified Claims.

(a)        [***]

(b)        The Parties shall jointly instruct the CCLV Escrow Agent to release the remaining CCLV Escrow Fund pro rata to Sagebrush and Liquid as set forth below:

(1)      The CCLV Escrow Fund shall be released in the following amounts on the fifth business day following the occurrence of the following events:

[***]

[***]

[***]

(2)      The amounts to be released pursuant to Sections 4(b)(1)(A) and (B) shall be reduced by an amount equal to the value of any Losses incurred by the Indemnified Parties related to the Indemnified Claims, calculated pursuant to Section 4(d).

(3)      Notwithstanding Section 4(b)(1), no amounts shall be released under Section 4(b)(1)(B) until the final resolution of the [***] Threatened Litigation and then only if the Losses to the Indemnified Parties pursuant to the [***] Threatened Litigation were less than the value of [***], calculated pursuant to Section 4(d).

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(c)        The Indemnified Parties shall be entitled to recover any Losses pursuant to an Indemnified Claim under this Agreement from the CCLV Escrow Agent, pursuant to the terms of the CCLV Escrow Agreement, from the CCLV Escrow Fund and the CCLV Escrow Fund shall be the sole recourse for the Indemnified Parties under this Agreement except in the event of fraudulent, criminal or intentional misconduct. This Agreement does not modify or amend the Contribution Agreement as to any rights of the Integral Parties thereunder, including, without limitation, the right to recover any Losses pursuant to any indemnification obligations of the Indemnitors to the Integral Parties thereunder. The Other Integral Parties shall be entitled to recover from the Escrow Fund through the Integral Parties. Integral, CCLV and other Buyer Indemnitees shall be entitled to recover from the Escrow Fund through GTI Inc. or GTI Core.

(d)        If any GTI Shares are to be paid to the Indemnified Parties in satisfaction of an Indemnification Obligation to indemnify against Losses under this Agreement, the value of each such GTI Share shall be the volume weighted average of the closing sale price of the GTI Shares on the principal securities exchanges on which the GTI Shares are at the time listed, averaged over twenty (20) consecutive trading days, with the final averaged day used in the calculation being the date such GTI Shares are agreed to be transferred to such Indemnified Party.

5.          Amendment to Contribution Agreement.

(a)        Pursuant to Section 6.1 of the Contribution Agreement, KHOD, GVHP, Sagebrush, [***], Liquid, [***], Integral, CCLV and CCLVP agree to amend the Contribution Agreement by inserting the following sentence before the last sentence in Section 4:

“Solely for the purposes of Sagebrush and Liquid’s indemnification obligations in this Article 4, the term “Integral Parties” shall include KHOD, GVHP, Integral and, following the Closing, CCLV, CCLVP, GTI and each affiliate, subsidiary member, manager, director, officer, employee, consultant, financial advisor, counsel, accountant and other agents of Integral, CCLV, CCLVP and GTI.”.

(b)        Except as specifically set forth in this Agreement, the Contribution Agreement shall remain in full force and effect in accordance with its terms. All other sections, paragraphs, provisions, and clauses in the Contribution Agreement not expressly modified above remain in full force and effect as originally written.

6.          Miscellaneous.

(a)        This Agreement may not be amended or modified in any respect unless the same shall be in writing and signed by all of the Parties.

(b)        This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

(c)        This Agreement shall be governed by the laws of the State of Nevada and the exclusive venue of any action arising under this Agreement shall be Clark County, Nevada. In the event of any action for breach of, to enforce the provisions of, or otherwise involving this

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Agreement, the court in such action shall award a reasonable sum as attorneys’ fees to the party or parties who, in the court’s decision, prevailed in the action.

(d)      Subject to the survival provisions set forth herein, all covenants and obligations of the Parties under this Agreement shall survive the Closings under the Contribution Agreement and the MIPA, as applicable. If the Closing under the Contribution Agreement occurs, and for whatever reason the Closing under the MIPA Agreement does not occur, this Agreement shall continue in full force and effect with respect to the waived condition precedent.

(e)      This Agreement does not modify or amend the Contribution Agreement as to any rights of the Integral Parties thereunder, including, without limitation, the right to recover any Losses pursuant to any indemnification obligations of the Indemnitors to the Integral Parties thereunder.

(f)      The Other Integral Parties are express third-party beneficiaries of this Agreement.

(g)      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original. Counterparts of this Agreement may be delivered by electronic transmission, including by “PDF” e-mail attachment, which such attachments shall be deemed to be effective counterparts of this Agreement for all purposes.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties have executed this Representation and Warranty Condition Agreement as of the Effective Date.

“KHOD”	“GVHP”

[***]	[***]

“Sagebrush”	“Liquid”

[***]	[***]

“GTI Core”	“GTI Inc.”

[***]	[***]

[Signature Page to CCLV Representation and Warranty Condition Agreement]

“CCLV”	“CCLVP”

[***]	[***]

[Signature Page To CCLV Representation and Warranty Condition Agreement]

Exhibit A

Certain Representations and Warranties of the CCLV Parties set forth in the Contribution Agreement (in part, with capitalized terms used herein as defined in the Contribution Agreement):

3.1(a) Representations and Warranties.

(ii)     Members and Membership Interests. The only limited liability company members of CCLV are Sagebrush and Liquid and such Parties collectively own 100% of the CCLV Membership Interests. No Person other than the Parties pursuant to this Agreement has any right, title, or interest in . . . CCLV or CCLVP, including, without limitation, any option, convertible debt, offering rights, voting rights, or other rights to acquire any Membership Interest in . . . CCLV or CCLVP.

(xvi)     Litigation. There is no Litigation pending or, to the Actual Knowledge of [the Manager of CCLV and CCLVP], threatened against each of [CCLV and CCLVP] or any of its subsidiaries, including, without limitation, in connection with this Agreement or the Contribution Transaction, except as disclosed as part of the Due Diligence Materials.

3.1(b) Additional Representations and Warranties of CCLV Parties.

(i)     Neither [***], nor any related or affiliated party of [***] is a member of CCLV nor has any right, title or interest in or to CCLV. The CCLV Members have delivered to Integral a true and correct copy of the agreement(s) by which such Membership Interests of [***] were transferred which include a waiver and release by [***] of all claims against CCLV, Liquid and Sagebrush and their respective managers and other members.

(ii)     The License Agreement remains in full force and effect, and will continue to remain in full force and effect, subject to its terms and conditions, after the Closing and consummation of the Contribution Transaction, as an asset of CCLV, and all rights under the License Agreement shall continue, subject to its terms and conditions, for the benefit of CCLV notwithstanding the ownership of CCLV by Integral as a result of consummation of the Contribution Transaction; provided that payment of the [***] transaction fee (the “Transaction Fee”) to the licensor thereunder as required pursuant to the License Agreement in connection with consummation of the Contribution Transaction is timely made and provided that payment of a separate Transaction Fee to the licensor thereunder in connection with the consummation of the GTI Transaction is timely made. . . . The Contribution Transaction does not require the consent or approval of the Licensor under the License Agreement in any case provided that the Transaction Fee is paid, including, without limitation, if CCLV continues as the Licensee thereunder, which is the intent of the Parties under this Agreement.

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Exhibit B

[Attached to this page.]

[***]

10

Exhibit C

[Attached to this page.]

[***]

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